EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Solid Second Quarter 2013 Results

9.5% Increase in Same-Center Cash Net Operating Income

76.6% of Total Warrants Outstanding Retired To Date

Reaffirms 2013 FFO Guidance

SAN DIEGO, Aug. 1, 2013 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the three months ended June 30, 2013.

HIGHLIGHTS

  Net income of $2.5 million, or $0.03 per diluted share for 2Q'13
  Funds From Operation (FFO) of $12.7 million, or $0.18 per diluted share(1) for 2Q'13
  $64.9 million received from warrants exercised in 2Q'13 ($220.4 million to date)
  76.6% of the company's total outstanding warrants retired to date
  $142.0 million of shopping center acquisitions completed in 2Q'13 ($181.8 million YTD)
  9.5% increase in same-center cash net operating income (2Q'13 vs. 2Q'12)
  93.5% portfolio occupancy rate at June 30, 2013 (70 bps increase vs. 2Q'12)
  Awarded investment grade ratings from Moody's and Standard & Poor's
  27.4% debt-to-total market capitalization ratio at June 30, 2013
  Quarterly cash dividend of $0.15 per share of common stock declared

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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "The first of half of 2013 has proven to be one of our most active and successful to date. During the first six months, we acquired $181.8 million of grocery-anchored shopping centers, deepening our presence in each of our core West Coast markets. Along with acquisitions, we continue to focus on maximizing property operations. During the second quarter, we increased our overall portfolio occupancy to 93.5% and achieved a 9.5% increase in same-center cash net operating income, representing the fifth consecutive quarter that we have increased occupancy and same-center cash NOI." Mr. Tanz stated further, "In addition to our acquisition and leasing activity, the company was recently awarded investment grade ratings by Moody's and Standard & Poor's. We have also received $220.4 million in equity proceeds thus far in 2013 from warrants that have been exercised. Looking ahead, with our strong financial position, together with our solid market presence on the West coast, which now totals over five million square feet, we continue to be excited about the future prospects of our business."

FINANCIAL SUMMARY

For the three months ended June 30, 2013, net income attributable to common stockholders was $2.5 million, or $0.03 per diluted share. FFO for the second quarter of 2013 was $12.7 million, or $0.18 per diluted share. For the six months ended June 30, 2013, net income was $4.8 million, or $0.07 per diluted share. FFO for the first six months of 2013 was $24.2 million, or $0.36 per diluted share. ROIC reports FFO as a supplemental performance measure. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At June 30, 2013, ROIC had a total market capitalization of $1.41 billion with $386.3 million of debt outstanding, equating to a 27.4% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $81.1 million of mortgage debt and $305.1 million of unsecured debt, including $105.1 million outstanding on its unsecured credit facility. For the three months ended June 30, 2013, ROIC's interest coverage ratio was 4.5 times. At June 30, 2013, 89.8% of ROIC's portfolio was unencumbered, based on gross leasable area.

INVESTMENT SUMMARY

During the second quarter 2013, ROIC acquired four grocery-anchored shopping centers in separate transactions, totaling $142.0 million. During the first six months of 2013, ROIC acquired six grocery-anchored shopping centers, totaling $181.8 million.

Canyon Crossing

In April 2013, ROIC acquired Canyon Crossing for $35.0 million. The shopping center is approximately 121,000 square feet and is anchored by Safeway Supermarket. The property is located in Puyallup, Washington, within the Seattle metropolitan area and is currently 76.2% leased.

Diamond Hills Plaza

In April 2013, ROIC acquired Diamond Hills Plaza for $48.0 million. The shopping center is approximately 140,000 square feet and is anchored by H Mart Supermarket and Rite Aid Pharmacy. The property is located in Diamond Bar, California, within the Los Angeles metropolitan area and is currently 97.9% leased.

Granada Shopping Center

In June 2013, ROIC acquired Granada Shopping Center for $17.5 million. The shopping center is approximately 69,000 square feet and is anchored by Lucky Supermarket. The property is located in Livermore, California, within the San Francisco metropolitan area and is currently 91.1% leased.

Hawthorne Crossings

In June 2013, ROIC acquired Hawthorne Crossings for $41.5 million. The shopping center is approximately 141,000 square feet and is anchored by Mitsuwa Marketplace (the largest Japanese grocer in the U.S.), Ross Dress For Less and Staples. The property is located in San Diego, California and is currently 95.0% leased.

  INVESTMENT GRADE RATINGS

During the second quarter 2013, ROIC was awarded investment grade ratings from Moody's Investors Service and Standard & Poor's Ratings Services. Moody's assigned ROIC a Baa2 rating and Standard & Poor's assigned ROIC a BBB- rating. Both rating agencies assigned a stable outlook and noted that the ratings and outlook reflect ROIC's well-laddered debt maturities, strong credit metrics and largely unencumbered pool, as well as ROIC's commitment to maintaining its moderate leverage and credit profile while pursuing measured growth.  More information regarding ROIC's ratings can be found on the rating agencies' web sites.

CASH DIVIDEND

On June 28, 2013, ROIC distributed a $0.15 per share cash dividend. On July 31, 2013, ROIC's board of directors declared a cash dividend on its common stock of $0.15 per share, payable on September 30, 2013 to stockholders of record on September 16, 2013.

WARRANT UPDATE

As of June 30, 2013, 76.6% of the company's total outstanding warrants had been retired, including: 18.4 million warrants exercised (5.4 million exercised during the second quarter 2013), providing ROIC with $220.4 million of proceeds; 11.5 million warrants repurchased by ROIC in privately negotiated transactions for $22.0 million (including 3.7 million warrants repurchased during the second quarter 2013); and all 8.0 million founders' warrants exercised on a cashless basis in February 2013.   ROIC currently has 11.6 million warrants outstanding, scheduled to expire in October 2014.

2013 FFO GUIDANCE

Based on ROIC's actual results for the first six months of 2013 and taking into account the warrants retired to date, ROIC maintains its previously stated guidance for the full year 2013 that FFO will be within the range of $0.77 to $0.82 per diluted share and net income will be within the range of $0.14 to $0.16 per diluted share. ROIC's guidance does not incorporate any assumption regarding its remaining outstanding warrants. ROIC's management will discuss the company's guidance on its August 1, 2013 conference call.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on August 1, 2013 at 1:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 96920247. A live webcast will also be available in listen-only mode at: www.roireit.net. The conference call will be recorded and available for replay beginning at 4:00 p.m. Eastern Time on August 1, 2013 and will be available until 11:59 p.m. Eastern Time on August 8, 2013. To access the conference call recording, dial (855) 859-2056 (domestic), (404) 537-3406 (international), or (800) 585-8367 and use the Conference ID: 96920247. The conference call will also be archived at: www.roireit.net for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  ROIC specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.  As of June 30, 2013, ROIC's property portfolio included 50 shopping centers encompassing approximately 5.4 million square feet. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheet

	June 30, 2013 (unaudited)	December 31, 2012
ASSETS
Real Estate Investments:
Land	$328,053,350	$283,445,257
Building and improvements	721,898,820	588,248,338
	1,049,952,170	871,693,595
Less: accumulated depreciation	43,370,524	32,364,772
	1,006,581,646	839,328,823
Mortgage note receivable	10,294,000	10,000,000
Investment in and advances to unconsolidated joint venture	15,566,659	15,295,223
Real Estate Investments, net	1,032,442,305	864,624,046
Cash and cash equivalents	6,393,868	4,692,230
Restricted cash	2,059,741	1,700,692
Tenant and other receivables	15,008,749	12,455,190
Deposits	2,250,000	2,000,000
Acquired lease intangible asset, net of accumulated amortization	42,299,617	41,230,616
Prepaid expenses	685,801	1,245,778
Deferred charges, net of accumulated amortization	23,432,476	21,623,474
Other	2,308,375	1,339,501
Total assets	$1,126,880,932	$950,911,527

LIABILITIES AND EQUITY
Liabilities:
Term loan	$200,000,000	$200,000,000
Credit facility	105,150,000	119,000,000
Mortgage notes payable	81,143,101	72,689,842
Acquired lease intangibles liability, net of accumulated amortization	57,485,197	57,371,803
Accounts payable and accrued expenses	5,964,544	6,468,580
Tenants' security deposits	3,062,637	2,336,680
Other liabilities	16,004,904	26,502,551
Total liabilities	468,810,383	484,369,456

Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 71,843,084 and 52,596,754 shares issued and outstanding at June 30, 2013 and December 31, 2012	7,178	5,260
Additional paid-in-capital	722,675,337	523,540,268
Cumulative distributions in excess of net income	(54,892,307)	(38,851,234)
Accumulated other comprehensive loss	(9,722,048)	(18,154,612)
Total Retail Opportunity Investments Corp. stockholders' equity	658,068,160	466,539,682
Non-controlling interests	2,389	2,389
Total equity	658,070,549	466,542,071
Total liabilities and equity	$1,126,880,932	$950,911,527

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statement of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues
Base rents	$20,161,341	$14,196,622	$39,510,902	$27,538,042
Recoveries from tenants	5,692,669	3,412,322	10,523,498	6,516,364
Mortgage interest	208,197	509,428	412,256	711,650
Total revenues	26,062,207	18,118,372	50,446,656	34,766,056

Operating expenses
Property operating	4,081,626	3,282,120	8,240,507	6,251,468
Property taxes	2,782,806	1,734,562	5,097,984	3,333,721
Depreciation and amortization	9,176,706	7,017,542	18,057,836	13,667,360
General and administrative expenses	2,913,101	2,596,688	5,649,682	5,016,526
Acquisition transaction costs	519,532	630,371	928,368	753,214
Total operating expenses	19,473,771	15,261,283	37,974,377	29,022,289

Operating income	6,588,436	2,857,089	12,472,279	5,743,767
Non-operating income (expenses)
Interest expense and other finance expenses	(3,445,396)	(2,757,108)	(7,270,547)	(5,050,856)
Gain on bargain purchase	—	3,864,145	—	3,864,145
Equity in earnings from unconsolidated joint ventures	40,242	459,491	271,436	983,820
Interest income	1,259	1,135	1,259	11,280
Income from continuing operations	3,184,541	4,424,752	5,474,427	5,552,156
Loss from discontinued operations	(713,529)	—	(713,529)	—
Net Income Attributable to Retail Opportunity Investments Corp.	$2,471,012	$4,424,752	$4,760,898	$5,552,156

Net income per share - basic:
Income from continuing operations	$0.05	$0.09	$0.09	$0.11
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income per share (1)	$0.04	$0.09	$0.07	$0.11

Net income per share - diluted:
Income from continuing operations	$0.04	$0.09	$0.08	$0.11
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income per share	$0.03	$0.09	$0.07	$0.11

Dividends per common share	$0.15	$0.13	$0.30	$0.25

(1) Income per share may not add due to rounding.

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)
The following table provides a reconciliation of GAAP net income to FFO.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income for period	$2,471,012	$4,424,752	$4,760,898	$5,552,156
Plus: Real property depreciation	4,668,517	3,324,573	8,917,306	6,279,053
Amortization of tenant improvements and allowances	1,207,475	913,792	2,387,851	1,860,134
Amortization of deferred leasing costs	3,300,714	2,779,177	6,752,679	5,528,173
Depreciation and amortization attributable to unconsolidated joint ventures	353,254	605,972	705,330	1,212,237
Loss from discontinued operations	713,529	—	713,529	—
Funds from operations	$12,714,501	$12,048,266	$24,237,593	$20,431,753

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.

CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net